Exhibit 107.1
Calculation of Filing Fee Table
Form
F-3
(Form Type)
Kabushiki Kaisha Mizuho Financial Group
(Exact name of registrant as specified in its charter)
Mizuho Financial Group, Inc.
(Translation of registrant’s name into English)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)

Fees to Be Paid	Debt	Dated Subordinated Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)

Fees to Be Paid	Debt	Perpetual Subordinated Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a

Carry Forward Securities

Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid							n/a

	Total Fee Offsets							n/a

	Net Fee Due							(1)

(1)
An indeterminate amount of senior debt securities, dated subordinated debt securities and perpetual subordinated debt securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. The registrant will calculate the registration fee applicable to an offering of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)
This registration statement also relates to offers and sales of senior debt securities, dated subordinated debt securities and perpetual subordinated debt securities after the initial sale of such securities in connection with market-making transactions by and through broker-dealer affiliates of Mizuho Financial Group, Inc., including Mizuho Securities USA LLC. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the registrant. Pursuant to Rule 457(q) under the U.S. Securities Act of 1933, as amended, no separate filing fee is required for the registration of securities to be reoffered solely for market-making purposes by an affiliate of the registrant. All such market-making reoffers and resales that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.